UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
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PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 30, 2014
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FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35390	42-1556195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification Number)

726 Exchange Street, Suite 618, Buffalo, NY		14210
(Address of Principal Executive Offices)		(Zip Code)
(716) 819-5500
(Registrant's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Stockholders, the nominees for directors of First Niagara Financial Group, Inc. ("the Company") proposed were elected. On other business conducted at the Annual Meeting, stockholders voted in favor of an advisory non-binding proposal to approve our executive compensation programs and policies and amendment number two to the First Niagara Financial Group, Inc. 2012 Equity Incentive Plan. Lastly, they ratified the appointment of KPMG LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2014. Stockholders cast votes as follows:

	Number of Votes
Matter Considered	For	Withheld
Election of Directors:
Thomas E. Baker	256,651,075	14,913,657
James R. Boldt	253,778,824	17,785,908
G. Thomas Bowers	254,020,835	17,543,897
Roxanne J. Coady	257,086,579	14,478,153
Gary M. Crosby	256,930,938	14,633,794
Carl Florio	256,775,566	14,789,166
Carlton L. Highsmith	257,026,780	14,537,952
George M. Philip	256,975,492	14,589,240
Peter B. Robinson	257,308,602	14,256,130
Nathaniel Woodson	256,522,187	15,052,545

	Number of Votes
Matter Considered	For	Against	Abstain	Broker non-votes
Advisory non-binding vote to approve our executive compensation programs and policies	248,025,004	17,631,084	5,908,644	51,498,650

Amendment number two to First Niagara Financial Group, Inc. 2012 Equity Incentive Plan	253,674,750	14,588,495	3,301,487	51,498,650

Ratification of KPMG LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2014	315,444,902	4,335,417	3,283,063

Item 8.01    Other events.

Effective following the Company’s Annual Meeting, Nathaniel Woodson will serve as Chairman of the Board of Directors of First Niagara Financial Group, Inc. and First Niagara Bank, N.A. He succeeds G. Thomas Bowers, who has served as Chairman since 2007. Mr. Bowers will continue to serve as a director, having been re-elected during the Company’s 2014 Annual Meeting. Carl Florio will replace Mr. Woodson as Chairman of the Risk Committee. Roxanne Coady will replace Thomas Baker as Chairman of the Audit Committee.

Item 9.01        Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: April 30, 2014	By:/s/ GREGORY W. NORWOOD
Gregory W. Norwood
Chief Financial Officer
(Duly authorized representative)